SUB-ITEM 77H

As of June 30, 2011, the following entity owns 25% or more of the voting securities of MFS Global Multi-Asset Fund:

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PERSON/ENTITY                               FUND       PERCENTAGE
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Massachusetts Financial Services Company    GMA        94.92
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